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                                                                    EXHIBIT 99.1

                                                                    NEWS RELEASE

    PHILIP SERVICES CONCLUDES ITS STRATEGIC ACQUISITION PROGRAM AND
        IMPLEMENTS NEW PROGRAMS TO DRIVE INTERNAL GROWTH IN 1998

January 26, 1998 - Philip Services Corp. ("Philip") today announced its strategic plan for 1998, including a number of initiatives that will support the integration and consolidation of the more than 39 companies which Philip has acquired over the past two years. In addition, Philip is reviewing strategic alternatives for its investment in certain non-core business units that it expects to monetize in 1998.

"Last year we established Philip as the leader in the rapidly consolidating metals recovery and industrial outsourcing markets," said Allen Fracassi, President & Chief Executive Officer. "We have concluded our strategic acquisition program, and over the next year will be focused on making Philip the most efficiently run and profitable company in the industrial services sector. This will involve the continuing integration and consolidation of our operations to reduce overhead costs and build our cross-selling platform. We are rationalizing our collection networks and processing facilities to increase operating efficiencies. We are identifying components of our operations that are low margin, or non-core to our primary businesses, and will monetize our investment in these business units in order to enhance profitability and channel our resources more effectively."

"We are also redefining the management structure and systems necessary to grow our market position, profitability and maintain a strong balance sheet," continued Mr. Fracassi. "This includes implementing an Economic Value Added
(EVA) financial management system across the Company to maximize shareholder value and establish a consistent financial discipline throughout our operations."

The Company provided details of Philip's strategy:


- EVA AND PROCUREMENT: The Company has established a task force including senior members of management, to work with Stern Stewart & Co. and McKinsey & Co. who have been engaged to coordinate the implementation of an EVA management system and a centralized procurement program, respectively.

- Robert Chiste, President of Philip's Industrial Services Group, has been given the responsibility for implementing EVA and centralized procurement program across the Company. It is expected that EVA will be fully


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     established within the Company's Industrial Services Group during 1998, with the Metals Services Group implementing EVA by January 1, 1999.

- Centralized procurement of goods and services, excluding scrap metal purchases and estimated at over $700 million annually will be implemented during 1998 and fully established by January 1, 1999. Philip has also chosen Oracle as its vendor of information technology to provide a common financial platform to support consolidated purchasing, customer information systems and internal communications.

- MARGIN ENHANCEMENT: Margin enhancement will be supported by divesting of low margin or non-core business units and by continuing to integrate collection and materials management with value-added mid-processing. Philip is reviewing strategic alternatives for a number of these businesses, including Philip Utilities Management Corporation ("PUMC"), an integrated water and wastewater utilities management company in which Philip holds a 70% interest; and the Company's steel service center businesses. In 1998, Philip expects to monetize its investment in these business units which have a estimate market value in excess of US $300 million.

- CONSOLIDATION: In conjunction with these various initiates, the Company will record a one time year end charge to earnings of between US $250 million and US $275 million, which on an after tax basis, is between US $175 million to US $200 million. This one-time charge will be comprised of two items. One item will be in the form of a restructuring charge, which on an after tax basis will amount to between US $100 million and US $120 million. This restructuring charge includes a write-down of goodwill, which makes up 60% to 70% of this charge, severance payments, relocation costs and a variety of other items. The second component being US $75 million to US $80 million after tax relates primarily to physical inventory adjustments, and also to trading losses and charges relating to a market revaluation of inventory held for resale by our Metals Recovery Group. The Company is continuing to work on both of these matters, as we move forward to conclude our year end financial results.

- Philip will continue to achieve strong internal growth and operating margins from its businesses driven by integration and cross-selling. At present, it is estimated that less than 5% of the Company's 50,000 industrial and commercial clients purchase more than two services from Philip, representing a significant internal growth opportunity. The Metals Services Group, including Ferrous, Copper, Aluminum and Industrial Metals Services operations, will function as one consolidated operation to achieve


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     administrative efficiencies and to internalize ferrous and non-ferrous materials. For example, in 1998, up to 30% of the feed into Philip's aluminum processing plants is expected to come from its ferrous shredding operations.

- METALS SERVICES: Philip has established a dominant position in the North American market, managing over 15 million tons of ferrous scrap annually. Philip is unique in its ability to provide an integrated service package including scrap supply, processing and management and industrial services, and is well positioned to benefit from outsourcing and vendor reduction by the steel industry. The Company's critical mass in the key regional markets of the Northeast and Southeast increase both purchasing power and the ability to provide its major steel mill clients with long term, consistent scrap supply.

- Through consolidation of its processing facilities, Philip expects to increase the operating capacity at its eighteen shredding operations to over 80%, thereby increasing operating efficiencies and providing the Company with significant competitive advantage. In addition, exposure to changes in scrap prices is minimized through monthly inventory turns and a stable contribution margin per ton in its ferrous brokerage business that remains constant despite price fluctuations.

- Effective January 1, 1998 a revised hedging program has been established in our copper operations to provide a full hedge against exposure to price fluctuations. The value-added component of our copper operations will be enhanced by expanding capacity at Philip's secondary copper refinery in Warrenton, Missouri by 25% by year end. This facility processes copper recovered internally from cable and wire chopping operations and is the only secondary copper refinery in North America.

- INDUSTRIAL SERVICES GROUP: The integration of operations within the Company's Industrial Services Group is largely concluded, with regional operating structures established and sales force and leadership training entering the second phase. The conversion of information and accounting systems to support this integration will be substantially completed in 1998. In addition, estimated cost savings and revenue synergies as a result of Philip's acquisition of Allwaste and Serv-Tech are on track. Cross selling of a range of industrial services to clients including PPG, Mobil Oil, Lockheed Martin, Ford, General Motors and CN continues to drive internal growth. Philip covers a diverse market sector, providing services to a broad range of industry sectors which reduces the impact on the Company from a downturn in any one sector of the economy.



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-    INDUSTRIAL SERVICES MARKET:  Philip is realizing significant benefits from its integrated platform of industrial cleaning, turnaround services, by-products and metals recovery services as its industrial clients continue to outsource non-core services and reduce vendors to increase quality control and cost savings. The industrial services market is estimated at US $50 billion and growing at 10% annually. Currently 86% of North American corporations outsource some component of their operations, up from 58% in 1992.


"Through our strategic acquisition program we have established a strong management team and market leadership in our core businesses. We are now taking definitive steps to ensure our financial and operating structure will maximize internal profitability and shareholder return" continued Allen Fracassi. "To reap the benefits of our strong market position and breadth of services requires a disciplined approach to integration and consolidation. The measures announced today support our goal to be the most profitable metals and industrial services company in North America."

Philip Services is an integrated metals and industrial services company with operations throughout the United States, Canada, Europe. Philip provides steel, copper and aluminum processing and recovery services, together with diversified industrial outsourcing services, to all major industry sectors. Philip Services trades on the New York, Toronto and Montreal stock exchanges under the symbol 'PHV'.



Contact:       Allen Fracassi
               President and Chief Executive Officer
               (905) 521-1600

               Lynda Kuhn
               Vice President Corporate Communications
               (905) 540-6658
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